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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1998, on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. ("Excel") and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which are included in the Annual Report on Form 10-K of Excel for the year ended December 31, 1997. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 1997, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust (the "Trust") as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997, which are included in the Annual Report on Form 10-K of the Trust for the year ended July 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                       /s/ PricewaterhouseCoopers LLP
New York, New York
September 29, 1998